Exhibit 99.1
FLEETCOR Reports First Quarter Financial Results

PEACHTREE CORNERS, Ga., May 3, 2018 — FLEETCOR Technologies, Inc. (NYSE: FLT), a leading global provider of commercial payment solutions, today reported financial results for its first quarter of 2018.

“Our first quarter revenues and profits finished above our expectations, and our sales, retention, and same store customer trends were very strong. Revenue growth of 17%, excluding the new revenue standard ASC 606 change, and adjusted net income per diluted share growth of 28%, demonstrate the sustainability of our businesses. We delivered organic revenue growth rates of more than 20 percent in the Lodging, Corporate Payments and Tolls business lines, as we continue to execute on our strategies to grow our non-fuel businesses,” said Ron Clarke, chairman and chief executive officer, FLEETCOR Technologies, Inc. “We continue to advance our Company’s growth as we win new clients, open up new geographies, and provide improved value over a broader range of spend categories.”

Financial Results for First Quarter of 2018:

GAAP Results

•
Total revenues, including the impact of the new revenue recognition standard ASC 606, increased 12.5% to $585.5 million in the first quarter of 2018, compared to $520.4 million in the first quarter of 2017.

•	Net income increased 41.4% to $174.9 million in the first quarter of 2018, compared to $123.7 million in the first quarter of 2017.

•	Net income per diluted share increased 43.4% to $1.88 in the first quarter of 2018, compared to $1.31 per diluted share in the first quarter of 2017.

On January 1, 2018, the Company adopted FASB ASC Topic 606, "Revenue from Contracts with Customers" ("ASC 606") and related cost capitalization guidance, using the modified retrospective method by recognizing the cumulative effect of initially applying ASC 606 as an adjustment to opening retained earnings at January 1, 2018. As such, the Company is not required to restate comparative financial information prior to the adoption of ASC 606 and, therefore, such information for the three months ended March 31, 2017 continues to be reported under FASB ASC Topic 605, "Revenue Recognition" ("ASC 605"). The adoption of ASC 606 did not materially impact the Company’s financial position. For the three months ended March 31, 2018, the adoption of ASC 606 reduced revenue by $24.2 million and increased operating income by $2.7 million. The adoption of ASC 606 did not have a material impact on net income or net income per common or diluted shares for the three months ended March 31, 2018.  As required, a comparison of the current presentation under ASC 606 to the prior presentation under ASC 605 is provided below:

(millions)	2018 Reported under ASC 606	2018 Impact of ASC 606	2018 Excluding Impact of Adoption of ASC 606

Revenue	$585.5	$24.2	$609.7
Operating Expense	$325.4	$27.0	$352.4
Operating Income	$260.1	$(2.7)	$257.4

The above table presents the U.S. GAAP financial measures of Revenue, Operating Expense and Operating Income as reported, as well as the impact of adoption of ASC 606 on these measures for the period presented. The impact of the adoption of ASC 606 on net income and diluted net income per share was not material.

Non-GAAP Results1

•	Revenues under ASC 605 increased 17.2% to $609.7 million in the first quarter of 2018, compared to $520.4 million in the first quarter of 2017.

•	Adjusted net income[1] increased 26.2% to $233.5 million in the first quarter of 2018, compared to $185.0 million in the first quarter of 2017.

•	Adjusted net income per diluted share[1] increased 28.0% to $2.50 in the first quarter of 2018, compared to $1.96 per diluted share in the first quarter of 2017.

Fiscal-Year 2018 Outlook:

“The first quarter of 2018 was another strong quarter for the Company. The macro-economic environment was quite favorable versus prior year, and in line with our 2018 expectations,” said Eric Dey, chief financial officer, FLEETCOR Technologies, Inc. “We are raising our guidance to reflect our first quarter results compared to our expectations. Although foreign exchange rates are trending a little worse than the first quarter average, fuel prices are a bit better than our expectation earlier this year, so we are maintaining our prior macro guidance.”

For full year 2018, FLEETCOR Technologies, Inc. updated financial guidance is as follows:

•	Revenues including the adoption of ASC 606, between $2,390 million and $2,450 million;

•	Net income between $705 million and $735 million;

•	Net income per diluted share between $7.55 and $7.85;

•	Revenues under ASC 605 between $2,500 million and $2,560 million;

•	Adjusted net income[1] between $950 million and $980 million; and

•	Adjusted net income per diluted share[1] between $10.20 and $10.50.

FLEETCOR’s guidance assumptions for 2018 are as follows:

•	Weighted fuel prices equal to $2.69 per gallon average in the U.S. for those businesses sensitive to the movement in the retail price of fuel for the balance of the year.

•	Market spreads equal to the 2017 average.

•	Foreign exchange rates equal to the seven-day average as of April 2, 2018.

•	Interest expense of $125 million.

•	Fully diluted shares outstanding of approximately 93.6 million shares.

•	A tax rate of 22 to 24%.

•	No impact related to acquisitions or material new partnership agreements not already disclosed.

•	Excludes any impact related to unauthorized access to Company systems, as described below.

Fiscal Second Quarter of 2018 Outlook:

For the second quarter, the Company is expecting adjusted net income per diluted share to be approximately the same as the first quarter. The second quarter assumes improving revenue and operating performance versus the first quarter offset by increased spending on initiatives to be funded from savings on the new Tax Act. Additionally, volumes should build throughout the year, and new asset initiatives are also expected to gain momentum throughout the year resulting in higher revenue and earnings per share in the third and fourth quarters.
______________________________
1Reconciliations of GAAP results to non-GAAP results are provided in Exhibit 1 attached. Additional supplemental data is provided in Exhibits 2-3 and 5, and segment information is provided in Exhibit 4. A reconciliation of GAAP guidance to non-GAAP guidance is provided in Exhibit 6. A reconciliation of the impact of adoption of ASC 606 is provided in exhibit 7.

Subsequent Event:
FLEETCOR Reports Unauthorized Access into a Portion of the Company’s Systems
On April 26, 2018, Company personnel identified suspicious activity primarily on systems involving the Company’s Stored Value Solutions gift card business. The Company took immediate action to stop the activity and limit the improper use of accessed private label gift card information (these gift cards do not contain personally identifiable information such as consumer names, Social Security numbers, driver’s license numbers and other sensitive personal data). The Company through counsel promptly engaged external experts in information technology forensics to assist in the investigation. The Company also contacted federal law enforcement and merchants known to be affected.
The investigation is in its early stages but indicates that a significant number of six months or older gift card and PIN numbers were accessed. The affected data does not include personally identifiable information (such as consumer names, Social Security numbers, driver’s license numbers and other sensitive personal data). Following discovery, the Company froze certain gift card information and is working with merchant customers to limit the impact of the unauthorized access. The Company did not see any evidence of access to its systems involving fleet cards and other payment products, or to the proprietary and third-party payment networks used to deliver the Company’s payment solutions. The Company continues to investigate its other systems to determine whether any other information or systems have been accessed and whether other customers may have been impacted. This investigation is ongoing and will continue until the full nature and scope of the systems and information accessed has been determined. The Company will provide an update on the incident in its upcoming 10-Q, which it expects to file by May 10, 2018.
Conference Call

The Company will host a conference call to discuss first quarter 2018 financial results today at 5:00pm ET. Hosting the call will be Ron Clarke, chief executive officer, Eric Dey, chief financial officer and Jim Eglseder, investor relations. The conference call can be accessed live over the phone by dialing (855) 327-6837, or for international callers (631) 891-4304. A replay will be available one hour after the call and can be accessed by dialing (844) 512-2921 or (412) 317-6671 for international callers; the conference ID is 10004718. The replay will be available until Thursday, May 10, 2018. The call will be webcast live from the Company's investor relations website at investor.fleetcor.com. Prior to the conference call, the Company will post supplemental financial information that will be discussed during the call and live webcast.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about FLEETCOR's beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements can be identified by the use of words such as "anticipate," "intend," "believe," "estimate," "plan," "seek," "project," "expect," "may," "will," "would," "could" or "should," the negative of these terms or other comparable terminology. Examples of forward-looking statements in this press release include statements relating to macro- economic conditions, expected organic growth rates, impact of the new Tax Act, and estimated impact of these conditions on our operations and financial results, the impact of new asset initiatives, revenue and earnings guidance and assumptions underlying financial guidance, and statements regarding the unauthorized access to the Company’s systems, including the assumptions with respect to the investigation of the incident to date. These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those contained in any forward-looking statement, such as fuel price and spread volatility; the impact of foreign exchange rates on operations, revenue and income; the effects of general economic conditions on fueling patterns and the commercial activity of fleets; changes in credit risk of customers and associated losses; the actions of regulators relating to payment cards or resulting from investigations; failure to maintain or renew key business relationships; failure to maintain competitive offerings; failure to maintain or renew sources of financing; failure to complete, or delays in completing, anticipated new customer arrangements or acquisitions and the failure to successfully integrate or otherwise achieve anticipated benefits from such customer arrangements or acquired businesses; failure to successfully expand business internationally, risks related to litigation: the final results of the unauthorized access investigation, including the final scope of the intrusion, the type of systems and information accessed and the number of accounts impacted: as well as the other risks and uncertainties identified under the caption "Risk Factors" in FLEETCOR's Annual Report on Form 10-K for the year ended December 31, 2017. FLEETCOR believes these forward-looking statements are reasonable; however, forward-looking statements are not a guarantee of performance, and undue reliance should not be placed on such statements. The forward-looking statements included in this press release are made only as of the date hereof, and FLEETCOR does not undertake, and specifically disclaims, any obligation to update any such statements or to publicly announce the results of any revisions to any of such statements to reflect future events or developments except as specifically stated in this press release or to the extent required by law.

About Non-GAAP Financial Measures

Adjusted net income is calculated as net income, adjusted to eliminate (a) non-cash stock based compensation expense related to share based compensation awards, (b) amortization of deferred financing costs, discounts and intangible assets, amortization of the premium recognized on the purchase of receivables, and our proportionate share of amortization of intangible assets at our equity method investment, (c) a non-recurring net gain at our equity method investment, (d) impairment of our equity method investment, (e) net gain on disposition of business, (f) loss on early extinguishment of debt and, (g) other non-recurring items, including the impact of the Tax Reform Act and restructuring costs. We calculate adjusted net income to eliminate the effect of items that we do not consider indicative of our core operating performance. Adjusted net income is a supplemental measure of operating performance that does not represent and should not be considered as an alternative to net income or cash flow from operations, as determined by U.S. generally accepted accounting principles, or U.S. GAAP, and our calculation thereof may not be comparable to that reported by other companies. We believe it is useful to exclude non-cash stock based compensation expense from adjusted net income because non-cash equity grants made at a certain price and point in time do not necessarily reflect how our business is performing at any particular time and stock based compensation expense is not a key measure of our core operating performance. We also believe that amortization expense can vary substantially from company to company and from period to period depending upon their financing and accounting methods, the fair value and average expected life of their acquired intangible assets, their capital structures and the method by which their assets were acquired; therefore, we have excluded amortization expense from our adjusted net income. We also believe one-time non-recurring gains, losses, and impairment charges do not necessarily reflect how our investments and business are performing. Reconciliations of GAAP results to non-GAAP results are provided in the attached exhibit 1. A reconciliation of GAAP to non-GAAP product revenue organic growth calculation is provided in the attached exhibit 5. A reconciliation of GAAP to non-GAAP guidance is provided in the attached exhibit 6. Furthermore, a reconciliation of the impact of the Company’s adoption of the new revenue standard, ASC 606, is provided in exhibit 7, along with its impact on 2018 guidance in exhibit 6.

Management uses adjusted net income:

•	as measurement of operating performance because it assists us in comparing our operating performance on a consistent basis;

•	for planning purposes, including the preparation of our internal annual operating budget;

•	to allocate resources to enhance the financial performance of our business; and

•	to evaluate the performance and effectiveness of our operational strategies.

We believe, adjusted net income and adjusted net income per diluted share are key measures used by the Company and investors as supplemental measures to evaluate the overall operating performance of companies in our industry. By providing these non-GAAP financial measures, together with reconciliations, we believe we are enhancing investors' understanding of our business and our results of operations, as well as assisting investors in evaluating how well we are executing strategic initiatives.

About FLEETCOR

FLEETCOR Technologies (NYSE: FLT) is a leading global provider of commercial payment solutions. The Company helps businesses of all sizes better control, simplify and secure payment of their fuel, toll, lodging and other general payables. With its proprietary payment acceptance networks, FLEETCOR provides affiliated merchants with incremental sales and loyalty. FLEETCOR serves businesses, partners and merchants in North America, Latin America, Europe, and Australasia. For more information, please visit www.FLEETCOR.com.

Contact
Investor Relations
Jim Eglseder, 770-417-4697
Jim.Eglseder@fleetcor.com

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Income
(In thousands, except per share amounts)

	Three Months Ended March 31,
	2018¹	2017
Revenues, net	$585,500	$520,433
Expenses:
Merchant commissions	—	24,384
Processing	116,485	101,824
Selling	47,111	38,837
General and administrative	90,315	95,454
Depreciation and amortization	71,502	64,866
Operating income	260,087	195,068
Investment loss	—	2,377
Other (income) expense, net	(297)	2,196
Interest expense, net	31,065	23,127
Total other expense	30,768	27,700
Income before income taxes	229,319	167,368
Provision for income taxes	54,382	43,675
Net income	$174,937	$123,693
Basic earnings per share	$1.95	$1.34
Diluted earnings per share	$1.88	$1.31
Weighted average shares outstanding:
Basic shares	89,765	92,108
Diluted shares	93,250	94,560

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606. See exhibit 7 for a reconciliation of the impact of adoption of Topic 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Consolidated Balance Sheets
(In thousands, except share and par value amounts)

	March 31, 2018[1]	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$979,573	$913,595
Restricted cash	242,928	217,275
Accounts and other receivables (less allowance for doubtful accounts of $48,989 at March 31, 2018 and $46,031 at December 31, 2017, respectively)	1,691,762	1,420,011
Securitized accounts receivable — restricted for securitization investors	829,000	811,000
Prepaid expenses and other current assets	163,802	187,820
Total current assets	3,907,065	3,549,701
Property and equipment, net	184,031	180,057
Goodwill	4,744,292	4,715,823
Other intangibles, net	2,682,516	2,724,957
Investments	32,859	32,859
Other assets	141,702	114,962
Total assets	$11,692,465	$11,318,359
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,609,240	$1,437,314
Accrued expenses	261,309	238,472
Customer deposits	746,332	732,171
Securitization facility	829,000	811,000
Current portion of notes payable and lines of credit	792,913	805,512
Other current liabilities	68,882	71,033
Total current liabilities	4,307,676	4,095,502
Notes payable and other obligations, less current portion	2,867,532	2,902,104
Deferred income taxes	505,150	518,912
Other noncurrent liabilities	124,055	125,319
Total noncurrent liabilities	3,496,737	3,546,335
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.001 par value; 475,000,000 shares authorized; 122,359,407 shares issued and 89,637,705 shares outstanding at March 31, 2018; and 122,083,059 shares issued and 89,803,982 shares outstanding at December 31, 2017	123	122
Additional paid-in capital	2,248,602	2,214,224
Retained earnings	3,181,110	2,958,921
Accumulated other comprehensive loss	(508,603)	(551,857)
Less treasury stock, 32,721,702 shares at March 31, 2018 and 32,279,077 shares at December 31, 2017	(1,033,180)	(944,888)
Total stockholders’ equity	3,888,052	3,676,522
Total liabilities and stockholders’ equity	$11,692,465	$11,318,359

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606. See exhibit 7 for a reconciliation of the impact of adoption of Topic 606.

FLEETCOR Technologies, Inc. and Subsidiaries
Unaudited Consolidated Statements of Cash Flows
(In thousands)

	Three Months Ended March 31,
	2018¹	2017¹
Operating activities
Net income	$174,937	$123,693
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,397	10,667
Stock-based compensation	14,403	23,093
Provision for losses on accounts receivable	11,997	12,988
Amortization of deferred financing costs and discounts	1,339	1,914
Amortization of intangible assets	57,836	52,654
Amortization of premium on receivables	1,269	1,544
Deferred income taxes	(4,829)	(3,453)
Investment loss	—	2,377
Other non-cash operating income	(57)	—
Changes in operating assets and liabilities (net of acquisitions):
Accounts and other receivables	(288,152)	(236,564)
Prepaid expenses and other current assets	32,074	(16,453)
Other assets	(7,101)	(2,673)
Accounts payable, accrued expenses and customer deposits	194,589	103,711
Net cash provided by operating activities	200,702	73,498
Investing activities
Acquisitions, net of cash acquired	(3,875)	—
Purchases of property and equipment	(15,214)	(14,796)
Other	(3,642)	(6,327)
Net cash used in investing activities	(22,731)	(21,123)
Financing activities
Proceeds from issuance of common stock	19,975	15,230
Repurchase of common stock	(88,292)	—
Borrowings on securitization facility, net	18,000	85,000
Principal payments on notes payable	(34,500)	(33,363)
Borrowings from revolver	420,258	90,000
Payments on revolver	(439,351)	(159,949)
Borrowings on swing line of credit, net	5,009	21,639
Other	(92)	537
Net cash (used in) provided by financing activities	(98,993)	19,094
Effect of foreign currency exchange rates on cash	12,653	19,754
Net increase in cash and cash equivalents and restricted cash	91,631	91,223
Cash and cash equivalents and restricted cash, beginning of period	1,130,870	643,770
Cash and cash equivalents and restricted cash, end of period	$1,222,501	$734,993
Supplemental cash flow information
Cash paid for interest	$35,634	$33,190
Cash paid for income taxes	$16,830	$88,503

[1] Reflects the impact of the Company's adoption of Accounting Standards Update 2016-18, Statement of Cash Flows (Topic 230), which was adopted by the Company on January 1, 2018 and applied retrospectively to results for 2017. The adoption of Topic 230 resulted in the statement of cash flows presenting the changes in the total of cash, cash equivalents and restricted cash. As a result, the Company will no longer present transfers between cash and cash equivalents and restricted cash in the statement of cash flows.

Exhibit 1
RECONCILIATION OF NON-GAAP MEASURES
(In thousands, except shares and per share amounts)
(Unaudited)
The following table reconciles net income to adjusted net income and adjusted net income per diluted share:

	Three Months Ended March 31,
	2018	2017
Net income	$174,937	$123,693

Stock based compensation	14,403	23,093
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	60,444	58,571
Restructuring costs	1,929	—
Total pre-tax adjustments	76,776	81,664
Income tax impact of pre-tax adjustments at the effective tax rate	(18,207)	(20,379)	[1]
Adjusted net income	$233,506	$184,978
Adjusted net income per diluted share	$2.50	$1.96
Diluted shares	93,250	94,560

[1] Excludes the results of the Company's Masternaut investment on our effective tax rate, as results from our Masternaut investment are reported within the consolidated statements of income on a post-tax basis and no tax-over-book outside basis differences related to our equity method investment reversed during 2017.

Exhibit 2
Transaction Volume and Revenues Per Transaction by Segment and by Product Category, on a GAAP Basis and Pro Forma and Macro Adjusted
(In millions except revenues, net per transaction)
(Unaudited)

The following table presents revenue and revenue per transaction, by segment.
	As Reported					As Reported and Pro Forma for Impact of Adoption of ASC 606
	Three Months Ended March 31,					Three Months Ended March 31,
	2018¹	2017		Change	% Change	2018¹	2017¹		Change	% Change
NORTH AMERICA
'- Transactions	449.7	428.7	[2]	21.0	5%	449.7	428.7	[2]	21.0	5%
'- Revenues, net per transaction	$0.81	$0.77		$0.04	5%	$0.81	$0.72		$0.09	13%
'- Revenues, net	$364.3	$329.9		$34.3	10%	$364.3	$308.4		$55.9	18%
INTERNATIONAL
'- Transactions	273.0	270.9		2.1	1%	273.0	270.9		2.1	1%
'- Revenues, net per transaction	$0.81	$0.70		$0.11	15%	$0.81	$0.69		$0.12	18%
'- Revenues, net	$221.2	$190.5		$30.7	16%	$221.2	$186.1		$35.2	19%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	722.8	699.6		23.2	3%	722.8	699.6		23.1	3%
'- Revenues, net per transaction	$0.81	$0.74		$0.07	9%	$0.81	$0.71		$0.10	15%
'- Revenues, net	$585.5	$520.4		$65.1	13%	$585.5	$494.5		$91.0	18%

The following table presents revenue and revenue per transaction, by product category.
	As Reported					Pro Forma and Macro Adjusted[4]
	Three Months Ended March 31,					Three Months Ended March 31,
	2018¹	2017		Change	% Change	2018¹	2017¹		Change	% Change
FUEL CARDS
'- Transactions	117.6	111.0		6.6	6%	117.6	112.5		5.1	5%
'- Revenues, net per transaction	$2.20	$2.34		$(0.15)	(6)%	$2.04	$2.11		$(0.07)	(3)%
'- Revenues, net	$258.4	$260.3		$(1.9)	(1)%	$240.4	$237.6		$2.9	1%
CORPORATE PAYMENTS
'- Transactions	10.9	9.5		1.4	15%	10.9	9.7		1.2	12%
'- Revenues, net per transaction	$8.69	$4.93		$3.76	76%	$8.58	$7.67		$0.91	12%
'- Revenues, net	$94.8	$46.8		$47.9	102%	$93.5	$74.6		$18.9	25%
TOLLS
'- Transactions	220.8	222.9		(2.0)	(1)%	220.8	222.9		(2.0)	(1)%
'- Revenues, net per transaction	$0.41	$0.35		$0.07	20%	$0.43	$0.35		$0.08	23%
'- Revenues, net	$91.2	$77.0		$14.2	18%	$94.1	$77.0		$17.1	22%
LODGING
'- Transactions	5.4	3.2		2.2	68%	5.4	3.6		1.8	50%
'- Revenues, net per transaction	$7.27	$7.38		$(0.10)	(1)%	$7.27	$7.92		$(0.64)	(8)%
'- Revenues, net	$39.4	$23.8		$15.7	66%	$39.4	$28.6		$10.8	38%
GIFT
'- Transactions	349.6	333.4	[2]	16.2	5%	349.6	333.4	[2]	16.2	5%
'- Revenues, net per transaction	$0.14	$0.15		$(0.01)	(4)%	$0.14	$0.15		$(0.01)	(4)%
'- Revenues, net	$48.6	$48.4		$0.2	—%	$48.6	$48.4		$0.2	—%
OTHER[3]
'- Transactions	18.4	19.6		(1.3)	(6)%	18.4	19.2		(0.8)	(4)%
'- Revenues, net per transaction	$2.89	$3.26		$(0.37)	(11)%	$2.81	$2.69		$0.12	4%
'- Revenues, net	$53.1	$64.1		$(11.0)	(17)%	$51.6	$51.7		$—	—%
FLEETCOR CONSOLIDATED REVENUES
'- Transactions	722.8	699.6		23.2	3%	722.8	701.3		21.4	3%
'- Revenues, net per transaction	$0.81	$0.74		$0.07	9%	$0.79	$0.74		$0.05	6%
'- Revenues, net	$585.5	$520.4		$65.1	12.5%	567.7	$517.9		$49.8	10%

[1]  Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606. For purposes of comparability, 2017 revenue has been recast in this exhibit and is reconciled to GAAP in Exhibit 5, which includes certain estimates and assumptions made by the Company for the impact of ASC 606 on 2017 revenues, as the Company did not apply a full retrospective adoption.

[2] For purposes of comparability, reflects adjustment for 44.3 million non-recurring transactions at SVS in the first quarter of 2017 due to system driven balance inquiries.
[3] Other includes telematics, maintenance, food, and transportation related businesses.
[4] See Exhibit 5 for a reconciliation of Pro forma and Macro Adjusted revenue by product, non gaap measures, to the gaap equivalent.

 Exhibit 3
Revenues by Geography, Product and Source
(In millions)
(Unaudited)

Revenue by Geography*	Three Months Ended March 31,
	2018¹	%	2017	%
US	$344	59%	$330	63%
UK	64	11%	54	10%
Brazil	107	18%	93	18%
Other	71	12%	43	8%
Consolidated Revenues, net	$586	100%	$520	100%
     *Columns may not calculate due to rounding.

Revenue by Product Category*	Three Months Ended March 31,
	2018¹	%	2017	%
Fuel Cards	$258	44%	$260	50%
Corporate Payments	95	16%	47	9%
Tolls	91	16%	77	15%
Lodging	39	7%	24	5%
Gift	49	8%	48	9%
Other	53	9%	64	12%
Consolidated Revenues, net	$586	100%	$520	100%
*Columns may not calculate due to rounding.

Major Sources of Revenue*	Three Months Ended March 31,
	2018¹	%	2017	%
Processing and Program Revenue[2]	$311	53%	$244	47%
Late Fees and Finance Charges[3]	36	6%	37	7%
Miscellaneous Fees[4]	34	6%	34	6%
Discount Revenue (Fuel)[5]	85	14%	81	15%
Discount Revenue (NonFuel)[6]	43	7%	41	8%
Tied to Fuel-Price Spreads[7]	26	4%	50	10%
Merchant Program Revenue[8]	50	9%	34	7%
Consolidated Revenues, net	$586	100%	$520	100%

[1]  Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606. See exhibit 7 for a reconciliation of the impact of adoption of Topic 606.

[2] Includes revenue from customers based on accounts, cards, devices, transactions, load amounts and/or purchase amounts, etc. for participation in our various fleet and workforce related programs; as well as, revenue from partners (e.g., major retailers, leasing companies, oil companies, petroleum marketers, etc.) for processing and network management services. Primarily represents revenue from North American trucking, lodging, prepaid benefits, telematics, gift cards and toll related businesses.

[3] Fees for late payment and interest charges for carrying a balance charged to a customer.
[4] Non-standard fees charged to customers based on customer behavior or optional participation, primarily including high credit risk surcharges, over credit limit charges, minimum processing fees, printing and mailing fees, environmental fees, etc.

[5] Interchange revenue directly influenced by the absolute price of fuel and other interchange related to fuel products.
[6]Interchange revenue related to nonfuel products.
[7] Revenue derived from the difference between the price charged to a fleet customer for a transaction and the price paid to the merchant for the same transaction.
[8] Revenue derived primarily from the sale of equipment, software and related maintenance to merchants.
* We may not be able to precisely calculate revenue by source, as certain estimates were made in these allocations. Columns may not calculate due to rounding.

Exhibit 4
Segment Results
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018¹	2017
Revenues, net:
North America	$364,270	$329,948
International	221,230	190,485
	$585,500	$520,433
Operating income:
North America	$155,950	$120,972
International	104,137	74,096
	$260,087	$195,068
Depreciation and amortization:
North America	$38,675	$33,177
International	32,827	31,689
	$71,502	$64,866
Capital expenditures:
North America	$8,411	$9,632
International	6,803	5,164
	$15,214	$14,796

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606. See exhibit 7 for a reconciliation of the impact of adoption of Topic 606.

Exhibit 5
Reconciliation of Non-GAAP Revenue and Transactions by Product to GAAP
(In millions)
(Unaudited)

	Revenue		Transactions
	Three Months Ended March 31,		Three Months Ended March 31,
	2018*	2017*	2018*	2017*
FUEL CARDS
Pro forma and macro adjusted	$240.4	$237.6	117.6	112.5
Impact of acquisitions/dispositions	—	(1.9)	—	(1.5)
Impact of fuel prices/spread	8.4	—	—	—
Impact of foreign exchange rates	9.6	—	—	—
Impact of adoption of ASC 606	—	24.7	—	—
As reported	$258.4	$260.4	117.6	111.0
CORPORATE PAYMENTS
Pro forma and macro adjusted	$93.5	$74.6	10.9	9.7
Impact of acquisitions/dispositions	—	(28.6)	—	(0.2)
Impact of fuel prices/spread	0.1	—	—	—
Impact of foreign exchange rates	1.2	—	—	—
Impact of adoption of ASC 606	—	0.9	—	—
As reported	$94.8	$46.8	10.9	9.5
TOLLS
Pro forma and macro adjusted	$94.1	$77.0	220.8	222.9
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	(2.9)	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$91.2	$77.0	220.8	222.9
LODGING
Pro forma and macro adjusted	$39.4	$28.6	5.4	3.6
Impact of acquisitions/dispositions	—	(4.9)	—	(0.4)
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$39.4	$23.8	5.4	3.2
GIFT
Pro forma and macro adjusted	$48.6	$48.4	349.6	333.4
Impact of acquisitions/dispositions	—	—	—	—
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	—	—	—	—
Impact of adoption of ASC 606	—	—	—	—
As reported	$48.6	$48.4	349.6	333.4
OTHER[1]
Pro forma and macro adjusted	$51.6	$51.7	18.4	19.2
Impact of acquisitions/dispositions	—	12.0	—	0.4
Impact of fuel prices/spread	—	—	—	—
Impact of foreign exchange rates	1.5	—	—	—
Impact of adoption of ASC 606	—	0.4	—	—
As reported	$53.1	$64.1	18.4	19.6

FLEETCOR CONSOLIDATED REVENUES
Pro forma and macro adjusted	$567.7	$517.9	722.8	701.3
Impact of acquisitions/dispositions	—	(23.4)	—	(1.7)
Impact of fuel prices/spread	8.5	—	—	—
Impact of foreign exchange rates	9.3	—	—	—
Impact of adoption of ASC 606	—	26.0	—	—
As reported	$585.5	$520.4	722.8	699.6

* Columns may not calculate due to rounding.
[1]Other includes telematics, maintenance, and transportation related businesses.

Exhibit 6
RECONCILIATION OF NON-GAAP GUIDANCE MEASURES
(In millions, except per share amounts)
(Unaudited)

The following table reconciles 2018 financial guidance for revenues, net to revenues prior to the adoption of Topic 606 and net income to adjusted net income and adjusted net income per diluted share, at both ends of the range:

	2018 GUIDANCE
	Low*	High*
Revenues, net	$2,390	$2,450
Impact of adoption of Topic 606	110	110
Revenues, net prior to adoption of Topic 606	$2,500	$2,560

Net income	$705	$735
Net income per diluted share	$7.55	$7.85

Stock based compensation	81	81
Amortization of intangible assets, premium on receivables, deferred financing costs and discounts	236	236
Restructuring costs	2	2
Total pre-tax adjustments	319	319
Income tax impact of pre-tax adjustments at the effective tax rate	(73)	(73)
Adjusted net income	$950	$980
Adjusted net income per diluted share	$10.20	$10.50

Diluted shares	94	94

* Columns may not calculate due to rounding.

Exhibit 7
Reconciliation of Impact of Adoption of ASC 606 to the Consolidated Statement of Income
(In thousands)
(Unaudited)

	Three Months Ended March 31,
	2018 As Reported[1]	Impact of ASC 606	2018 Prior to Adoption
Revenues, net	$585,500	$24,218	$609,718
Expenses:
Merchant commissions	—	26,903	26,903
Processing	116,485	(2,071)	114,414
Selling	47,111	2,120	49,231
General and administrative	90,315	—	90,315
Depreciation and amortization	71,502	—	71,502
Operating income	260,087	(2,734)	257,353
Total other expense	30,768	—	30,768
Income before income taxes	229,319	(2,734)	226,585
Provision for income taxes	54,382	(757)	53,625
Net income	$174,937	$(1,977)	$172,960

[1]Reflects the impact of the Company's adoption of Accounting Standards Update 2014-09, Revenue from Contracts with Customers (Topic 606) and related cost capitalization guidance, which was adopted by the Company on January 1, 2018 using the modified retrospective transition method. The adoption of Topic 606 resulted in an adjustment to retained earnings in our consolidated balance sheet for the cumulative effective of applying the standard, which included costs incurred to obtain a contract, as well as presentation changes in our statements of income, including the classification of certain amounts previously classified as merchant commissions and processing expense net with revenues. As a result of the application of the modified retrospective transition method, the Company's prior period results within its Form 10-K and quarterly reports on Form 10-Q will not be restated to reflect Topic 606.